REVOCABLE PROXY
                                FNB CORPORATION


___X___  PLEASE MARK VOTES AS IN THIS EXAMPLE

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     JAMES L. HUTTON, DANIEL D. HAMRICK, and ________________________ or any of them (the "Proxy Holders"), with power of substitution to each, are hereby authorized to represent the undersigned and vote all shares of FNB Corporation (the "Corporation") standing in the name of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at Custom Catering, Inc., 902 Patrick Henry Dr., Blacksburg, Virginia, on Tuesday, May 9, 2000, at 2:00 p.m., or any adjournment thereof, on each of the following matters. With respect to any adjournment recommended by management for the purpose of soliciting additional votes on a matter, only proxies indicating a vote in favor of that matter will be considered a vote in favor of such adjournment.


Please be sure to sign and date this Proxy in the box below.

                                    Date ___________________________

___________________________         ________________________________
   Stockholder sign above             Co-holder (if any) sign above



1.  For __________,  Withhold __________,  Except __________
    The election of the nominees listed for Class I Directors (except as marked to the contrary below):

    Joan H. Munford
    Danied D. Hamrick

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.

____________________________________________________________________________



2.  For __________,  Against __________,  Abstain __________
    The appointment of McLeod & Company, independent certified public accountants, as auditors for the year 2000.



3.  For __________,  Against __________,  Abstain __________
    To approve the FNB Corporation 2000 Incentive Stock Plan and the reservation of 400,000 shares of the Corporation's stock for issuance thereunder.

4.	The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.


This proxy when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of directors identified in item 1, FOR the appointment of accountants in item 2, FOR the approval of the FNB Corporation 2000 Incentive Stock Plan and the reservation of 400,000 shares of the Corporation's stock for issuance thereunder in item 3, and as the Proxy Holders see fit in any matters that may come up in item 4.

      When signing as attorney, executor, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.